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                             [Jay Jacobs Letterhead]

                                        October 16, 1995



              To all Creditors and Shareholders of Jay Jacobs, Inc.

     We are all pleased to send you our proposed Chapter 11 Reorganization Plan, together with the Court-approved Disclosure Statement , that outlines the treatment of your claim or stock interest. As you can see, the Plan provides for a significant return to creditors, and stock interests are unimpaired.

     This plan has the full support of your Unsecured Creditors' Committee as evidenced by the attached letter and is equally supported by the Company.

     The progress that we have made in resolving the issues of reorganization and improving our business have been important steps in providing for a sound future for the Company.

     We look forward to receiving your affirmative vote on our Plan and ask that you return the ballot in the enclosed stamped self-addressed envelope as soon as possible. BALLOTS MUST BE RECEIVED BY OUR BANKRUPTCY COUNSEL, MARK CHARLES PABEN OF BOGLE & GATES P.L.L.C., TWO UNION SQUARE, 601 UNION STREET, SEATTLE, WA 98101-2322, NO LATER THAN WEDNESDAY, NOVEMBER 8, 1995.

     It is important that all creditors and shareholders cast affirmative votes to ensure confirmation of the Plan which will result in a first distribution to creditors by January 2, 1996.

                                        Thank you,


                                        /s/ Rex Loren Steffey
                                        Rex Loren Steffey
                                        President and Chief
                                        Executive Officer